SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 25, 2009

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, Kenneth R. Sadowsky notified the Company that he resigned from the Board of Directors, effective immediately.  Mr. Sadowsky indicated that due to his role as an investor and creditor of the Company, he believes that it is in his best interest, and the best interest of the Company, to resign.  Mr. Sadowsky indicated that he would rejoin the Board of Directors, if invited to do so, to the extent certain debtholders of the Company agree to convert their debt to equity in conformity with the restructuring plan described in Item 8.01 below.

Item 8.01	Other Events.

On June 26, 2009, we received a letter (the “Letter”) from our largest secured creditor (the “Creditor”).  The Creditor, together with other investors (collectively, the “Creditor Investors”), purchased notes (the “Notes”) from the Company’s then first secured lender.  The perfected first lien and security interest securing the Notes are superior to all other liens, claims, judgments and other security interests in the Company.

Immediately prior to the Creditor Investors’ purchase of the Notes, the former holder of the Notes had advised the Company that it intended to foreclose on the Company’s assets as a result of the Company’s default under the terms of the Notes.  By purchasing the Notes, the Creditor Investors relieved the Company of the difficulties associated with the previous holder of the Notes and the threat of immediate foreclosure.  Also, the Creditor Investors provided an additional $924,000 in financing to the Company, enabling the Company to fund the manufacturing and production of products to fulfill outstanding key customer purchase orders.

The Creditor Investors propose a restructuring plan providing for debtholders of the Company to convert their debt into common stock of the Company at a conversion rate of $.035 per share, which conversion rate will be adjusted in the event of stockholder approval for a contemplated reverse split of the Company’s shares.  After careful review and analysis of the restructuring plan, the Company believes that the restructuring plan is in the best interest of the Company’s stockholders and the Company endorses the restructuring plan and suggests that each of its debtholders convert their debt to equity as described in the Letter.  The Letter advises the Company that if debtholders do not convert to common stock as described above, the Creditor Investors will initiate foreclosure proceedings on July 15, 2009.

In connection with the contemplated conversion, the Company intends to seek stockholder approval to amend its certificate of incorporation to reverse split its outstanding shares of common stock and increase the number of its authorized shares of common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 2009

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Mark Mirken
Mark Mirken, President